UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2022

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2144

Former Address
150 Pierce Rd., Itasca, IL 60143

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 1, 2022, CSuite Acquisition, LLC (the “Kingsway Buyer”), a newly formed subsidiary of Kingsway Financial Services Inc. (the “Company” or “Kingsway”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with Arthur J. Cohen and Beth Garden, as Trustees of the Cohen Garden Trust dated July 13, 2015 (the “Cohen Garden Trust”), Realized Potential, LLC, a Delaware limited liability company (“Realized Potential” and, together with the Cohen Garden Trust, the “Sellers”), and Arthur J. Cohen, in his capacity as the Sellers’ Representative (“Sellers’ Representative”) pursuant to which the Kingsway Buyer acquired all of the outstanding equity interests of CSuite Financial Partners, LLC (the “CSuite Interests”). The acquisition was effective as of 12:01 a.m. on November 1, 2022.

Pursuant to the terms of the Agreement, as consideration for the CSuite Interests, the Kingsway Buyer paid to the Sellers aggregate cash consideration of approximately $8,500,000, less certain escrowed amounts for purposes of indemnification claims and working capital adjustments as described below (the “Closing Consideration”). The Closing Consideration was paid using cash on hand. The Kingsway Buyer will also pay additional contingent consideration, only to the extent earned, in an aggregate amount of up to $3,550,000 (the “Earnout Payments”), which is subject to certain conditions, including the successful achievement of gross profit for CSuite during the three-year period commencing on the first full calendar month following the date of the Agreement. The Sellers may become entitled to a portion of the Earnout Payments based on the successful achievement of a minimum level of gross profit during the first six months following the date of the Agreement, but in no event shall the Earnout Payments exceed $3,550,000 in the aggregate.

The Agreement contains customary representations and warranties and covenants from the Sellers, including but not limited to representations and warranties about the Sellers, CSuite and its business, assets, financial statements, operations, material contracts, liabilities, real property and intellectual property. The Sellers will also be subject to customary indemnification obligations related to breaches or misrepresentations under the Agreement, failure to perform covenants contained in the Agreement and losses related to certain designated pre-closing liabilities and pre-closing taxes. A portion of the Closing Consideration equal to approximately $550,000 was deposited into an escrow account to satisfy indemnification claims and any post-closing working capital adjustments.

The Kingsway Buyer also made customary representations and warranties and covenants, including but not limited to representations and warranties about the Buyer’s authority to enter into the transaction and ability to pay the Closing Consideration and the Earnout Payments. The Kingsway Buyer will also be subject to customary indemnification obligations related to breaches or misrepresentations under the Agreement and failure to perform covenants contained in the Agreement.

Item 8.01 Other Events.

On November 1, 2022, Kingsway issued a press release (the “Press Release”) announcing the execution of the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Membership Interest Purchase Agreement by and among CSuite Acquisition, LLC, Arthur J. Cohen and Beth Garden, as Trustees of the Cohen Garden Trust dated July 13, 2015, Realized Potential, LLC, , and Arthur J. Cohen, as the Sellers’ Representative, dated November 1, 2022*
99.1	Kingsway Financial Service Inc. Press Release dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kingsway agrees to furnish supplementally a copy of such annexes, schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAYFINANCIAL SERVICES INC.

Date: November 2, 2022	By:	/s/ Kent A. Hansen
Kent A. Hansen
Chief Financial Officer